47R# — September 18, 2007	Contact:	Roger Schrum
+843/339-6018
roger.schrum@sonoco.com
Sonoco Lowers Base Earnings Guidance for Third Quarter and Full Year 2007
Hartsville, S.C. — Sonoco (NYSE: SON), one of the largest diversified global packaging companies, today announced that it expects third quarter 2007 base earnings to be in the range of $.55 to $.58 per diluted share. The Company had previously provided on July 20, 2007 base earnings guidance for the third quarter of 2007 of $.62 to $.65 per diluted share. Base earnings is a non-GAAP financial measure that excludes restructuring, asset impairment and environmental charges, and certain other non-recurring or infrequent and unusual items. Additional information about base earnings and base earnings per share is provided later in this news release.
According to Harris E. DeLoach, Jr., chairman, president and chief executive officer, “Preliminary results through August 2007 reflect a greater than expected decline in volumes across most of our served markets as a result of weaker market conditions. In addition, raw material and other costs exceeded our projections including higher prices for old corrugated containers (OCC), our most significant raw material.”
As a result, Sonoco now expects base earnings for the full 2007 year to be in the range of $2.23 to $2.26 per diluted share. The Company had previously reported in July that it expected full-year base earnings to be in the range of $2.36 to $2.40 per diluted share. For 2006, Sonoco reported annual base earnings of $2.13 per diluted share and GAAP earnings per diluted share of $1.92. The Company’s new guidance reflects lower than previously projected Companywide volumes and higher raw material and other costs for the remainder of the year. In addition, the revised guidance for both the third quarter and full year reflect a $.03 per share benefit from the release of certain income tax reserves not included in the previous guidance.
“We are cautious about the remainder of 2007 due to what appears to be a slowing of general economic activity, primarily in North America. We have been taking actions to reduce costs to offset some of the near-term shortfall,” said DeLoach. “Sonoco will continue making investments that profitably grow our businesses while providing value to our customers with new packaging and services innovations. We remain on solid footing with healthy cash flow and a strong balance sheet and will continue working to strengthen operating margins by driving productivity improvements, further reducing our cost structure and improving underperforming operations.”
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1 North Second Street
Hartsville, S.C. 29550 USA
843/383-7794
www.sonoco.com

Sonoco Lowers Base Earnings Guidance for Third Quarter and Full Year 2007 — Page 2
About Sonoco
Founded in 1899, Sonoco is a $3.7 billion global manufacturer of industrial and consumer products and provider of packaging services, with more than 325 operations in 35 countries, serving customers in some 85 nations. For more information on the Company, visit our Web site at http://www.sonoco.com/.
Definition of Non-GAAP Financial Measures
The Company’s results determined in accordance with U.S. generally accepted accounting principles (GAAP) are referred to as “as reported” results. Some of the information presented in this news release reflects the Company’s “as reported” results adjusted to exclude certain amounts related to the Company’s restructuring, asset impairment and environmental charges, and certain non-recurring or infrequent and unusual items. These adjustments result in the non-GAAP financial measures referred to in this news release as “Base Earnings” and “Base Earnings per Diluted Share.”
These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Sonoco continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. Accordingly, Sonoco uses these non-GAAP financial measures for internal planning and forecasting purposes, to evaluate its ongoing operations and to evaluate the ultimate performance of each business unit against budget all the way up through the evaluation of the Chief Executive Officer’s performance by the Board of Directors. In addition, these same non-GAAP measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.
Sonoco management does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Sonoco presents these non-GAAP financial measures to provide users information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. Material limitations associated with the use of such measures are that they do not reflect all period costs included in operating expenses and may not reflect financial results that are comparable to financial results of other companies that present similar costs differently. Furthermore, the calculations of these non-GAAP measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently. To compensate for these limitations, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information that includes the impact of restructuring charges and certain unusual items, and the non-GAAP measures that exclude them. Whenever Sonoco provides a non-GAAP financial measure related to its reported results, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
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Sonoco Lowers Base Earnings Guidance for Third Quarter and Full Year 2007 — Page 3
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “anticipate,” “objective,” “goal,” “guidance” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding offsetting high raw material costs, improved productivity and cost containment, adequacy of income tax provisions, refinancing of debt, adequacy of cash flows, anticipated amounts and uses of cash flows, effects of acquisitions and dispositions, adequacy of provisions for environmental liabilities, financial strategies and the results expected from them, continued payments of dividends, stock repurchases and producing improvements in earnings.
These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict.
Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:
•	Availability and pricing of raw materials;

•	Success of new product development and introduction;

•	Ability to maintain or increase productivity levels and contain or reduce costs;

•	International, national and local economic and market conditions;

•	Fluctuations of obligations and earnings of pension and postretirement benefit plans;

•	Ability to maintain market share;

•	Pricing pressures and demand for products;

•	Continued strength of our paperboard-based tubes and cores and composite can operations;

•	Anticipated results of restructuring activities;

•	Resolution of income tax contingencies;

•	Ability to successfully integrate newly acquired businesses into the Company’s operations;

•	Currency stability and the rate of growth in foreign markets;

•	Use of financial instruments to hedge foreign currency, interest rate and commodity price risk;

•	Liability for and anticipated costs of environmental remediation;

•	Actions of government agencies and changes in laws and regulations affecting the Company;

•	Loss of consumer confidence; and

•	Economic disruptions resulting from terrorist activities.
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Sonoco Lowers Base Earnings Guidance for Third Quarter and Full Year 2007 — Page 4
The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.
Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its Web site, http://www.sec.gov/, the Company’s investor relations department and the Company’s Web site, http://www.sonoco.com.
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